EXHIBIT 99.1
                                                                    ------------

                                                            [NEXEN LOGO OMITTED]

                                                     NEXEN INC. 801 - 7th Ave SW
                                                      Calgary, AB Canada T2P 3P7
                                                  T 403 699.4000  F 403 699.5776
                                                                www.nexeninc.com


M E D I A   R E L E A S E

                                                           For immediate release


      NEXEN INC. DELIVERS RECORD FOURTH QUARTER AND 2004 FINANCIAL RESULTS


2004 HIGHLIGHTS:

    o    32% INCREASE IN EARNINGS TO A RECORD $6.17 PER SHARE

    o    4% INCREASE IN CASH FLOW TO A RECORD $15.10 PER SHARE

    o PROVED RESERVE ADDITIONS OF 123 MILLION BOE DESPITE WRITING OFF BITUMEN RESERVES ASSOCIATED WITH THE LONG LAKE PROJECT

    o    EXPLORATION SUCCESS IN THE DEEP-WATER GULF OF MEXICO

    o    FOUR EXPLORATION WELLS CURRENTLY DRILLING

    o MAJOR PROJECTS CONTINUE ON SCHEDULE - PRODUCTION BEFORE ROYALTIES EXPECTED TO GROW TO BETWEEN 300,000 AND 350,000 BOE/D IN 2007

                                                   THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31                  DECEMBER 31
                                              ---------------------------  ----------------------------
(Cdn$ millions)                                   2004             2003         2004              2003
-------------------------------------------------------------------------------------------------------
Production (mboe/d)(1)
      Before Royalties                             256              259          250               269
      After Royalties                              183              178          174               185
Net Sales                                          866              660        3,176             2,844
Cash Flow from Operations(2)                       592              396        1,942             1,795
       Per Common Share ($/share)(2)              4.58             3.17        15.10             14.50
Net Income (Loss)                                  246              (86)         793               578
       Per Common Share ($/share)                 1.90            (0.69)        6.17              4.67
Business Acquisitions                            2,583               --        2,583                --
Capital Expenditures                               668              397        1,754             1,494
-------------------------------------------------------------------------------------------------------

(1) Production and reserves in this release also include our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.

(2) For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 9

CALGARY, ALBERTA, FEBRUARY 10, 2005 - Strong oil and gas prices, together with attractive cash operating margins on our production and an outstanding contribution by our marketing group fueled our financial results to record levels for the quarter and the year.

"While we've added over 30,000 boe/d of high-margin production from the deep-water Gulf of Mexico in the past two years, our year-end volumes were below expectations given performance at Aspen and Gunnison and longer cycle times in our exploration program," commented Charlie Fischer, Nexen's President and Chief Executive Officer. "Offsetting this, in December of 2004, we added 30,000 boe/d of high-margin production from the North Sea and from Block 51 in Yemen. This continuous upgrading of our asset base is significantly enhancing the cash flow and returns from our oil and gas business."

OIL AND GAS PRODUCTION

                               PRODUCTION BEFORE ROYALTIES                       PRODUCTION AFTER ROYALTIES

CRUDE OIL, NGLS AND        FOURTH QUARTER       THIRD QUARTER              FOURTH QUARTER        THIRD QUARTER
NATURAL GAS (mboe/d)            2004                 2004                       2004                  2004
----------------------------------------------------------------        ----------------------------------------
Yemen                            106                  103                         55                    51
North Sea                          8                   --                          8                    --
Canada                            60                   59                         47                    45
United States                     59                   57                         51                    50
Other Countries                    7                    7                          7                    7
Syncrude                          16                   18                         15                    17
                           -------------------------------------        ----------------------------------------
Total                            256                  244                        183                   170
                           -------------------------------------        ----------------------------------------


Compared to the third quarter, production increased 5% before royalties and 8% after royalties, following the acquisition of the producing Scott and Telford fields in the North Sea and commencement of production from the BAK-A field on Block 51 in Yemen.

                               PRODUCTION BEFORE ROYALTIES                       PRODUCTION AFTER ROYALTIES

CRUDE OIL, NGLS AND            ANNUAL               ANNUAL                     ANNUAL                ANNUAL
NATURAL GAS (mboe/d)            2004                 2003                       2004                  2003
----------------------------------------------------------------        ----------------------------------------
Yemen                            107                  117                         54                    58
North Sea                          2                   --                          2                    --
Canada                            61                   73                         47                    56
United States                     55                   52                         47                    46
Other Countries                    8                   12                          7                    10
Syncrude                          17                   15                         17                    15
                           -------------------------------------        ----------------------------------------
Total                            250                  269                        174                   185
                           -------------------------------------        ----------------------------------------


Compared to 2003, our full year production was impacted by the increasing maturity of our Canadian assets and the Masila Block in Yemen, the sale of assets in Canada in August 2003, and the depletion of the Ejulebe field, offshore Nigeria, and the Buffalo field, offshore Australia.

CAPITAL STRATEGY -- INVESTING IN LONG-TERM, HIGH-VALUE PRODUCTION GROWTH

"We are building sustainable businesses in the deep-water Gulf of Mexico, Athabasca oil sands, North Sea, Middle East and offshore West Africa," said Fischer. "These projects have longer cycle-times and require significant upfront capital investment. In return, they provide significant opportunity for long-term growth and attractive full-cycle returns from investment."

Since annual finding and development costs generally do not represent full-cycle costs due to the differences in the timing of recognizing reserves and related capital spending, we have discontinued reporting this measure in our filings with the US Securities and Exchange Commission (SEC).

At the end of 2004, we had over $3 billion of capital invested in multi-year development projects not yet producing oil or cash flow. This amount is expected to peak in late-2006 at approximately $5 billion, as we bring Buzzard and Long Lake on-stream.

To date, we have booked 190 million boe of proved reserves (Buzzard and Syncrude) and 612 million boe of probable reserves (Long Lake, North Sea, Usan and Syncrude) related to these longer cycle-time projects. We expect our estimated reserves to grow over time due to higher recovery factors and additional drilling. Additional capital investment will be required to capture all of the reserves associated with these projects.

The incremental production and cash flow from this investment will be impressive. Block 51 in Yemen is expected to reach close to 25,000 bbls/d, in mid-2005. Syncrude Stage 3 expansion is expected to come on stream in mid-2006 adding an incremental 8,000 bbls/d. Buzzard is on schedule for production start-up in late-2006 with production ramping up to 80,000 boe/d. At Long-Lake, bitumen production is planned to begin in late 2006. The upgrader is scheduled to come on stream in the second half of 2007, with our share of premium synthetic crude oil production increasing to approximately 30,000 bbls/d. Later in the decade, we expect to see significant new production volumes from OPL-222, offshore Nigeria.

Overall, we expect our oil and gas production before royalties to grow to between 300,000 and 350,000 boe/d in 2007, after projected asset sales and base declines. We have assumed exploration success contributes very little volume to these estimates, given the longer cycle-times associated with our exploration program.

Most of our new production is subject to little or no royalty payments and generates significantly higher cash margins than our current production. As a result, we expect our production after royalties to grow at a compound rate between 15% and 20% over the next few years, reaching between 260,000 and 300,000 boe/d in 2007. Assuming oil prices average US $40 (WTI), we expect cash flow to total in excess of $3 billion in 2007. All of these projects will return their cost of capital at oil prices in the low US$20's.

To help ensure base cash flow during this major investment period, we have purchased put options on 60,000 bbls/d of our oil production in both 2005 and 2006. These options establish an average floor price for this production of US$43.17 (WTI) /bbl in 2005 and US$38.17 (WTI) in 2006, and were purchased at an average after-tax cost of US$1.70 and US$1.90 /bbl, respectively.

2004 RESERVES AND CAPITAL RESULTS

In 2004, we invested $4.3 billion and added 123 mmboe of proved reserves after revisions, more than replacing our production of 91 mmboe. Most of the proved reserves added in 2004 relate to the North Sea assets we acquired, and a large component relates to the Buzzard field.

Negative revisions to proved reserves totaled 284 mmboe in 2004, 246 mmboe of which were bitumen barrels associated with our Long Lake Project. Under SEC regulations, we are required to represent the reserves for our Long Lake Project as bitumen rather than the synthetic crude oil we will be selling from this lease, and to use year-end pricing to determine proved reserves. On December 31, 2004, a combination of wide heavy oil differentials, high natural gas prices and very high diluent costs resulted in low bitumen netbacks. As a result, under these price assumptions, we wrote off all of our proved reserves for the Long Lake Project at year-end 2004. This change has no financial impact.

"The integrated process we are using at Long Lake to upgrade bitumen into synthetic crude oil virtually eliminates any exposure to the variables that caused us to write-off our proved bitumen reserves at year-end," said Fischer. "In fact, these conditions actually make our process, and the premium synthetic crude we will produce, more valuable."

In our core assets, we had negative revisions of 38 mmboe in our proved reserves. This included reductions of 22 mmbbls in Yemen and 14 mmboe for heavy oil in Canada. In Yemen, the reductions were primarily in the Camaal and Haru fields where performance was less than expected. Approximately one-third of the Canadian heavy oil reserve reductions resulted from low heavy oil prices on December 31, 2004. The balance was due to performance on various properties. These changes had no financial impact.

-------------------------------------------------------------------------------------------------------------------------------
                                             OIL AND GAS ACTIVITIES                                          MINING
                   ----------------------------------------------------------------------------           ------------
                            INTERNATIONAL                 US                 CANADA              TOTAL                  TOTAL
                   ---------------------------------- ------------- ----------------------------  OIL                  OIL, GAS
                    YEMEN    NORTH SEA   OTHER INT                                                AND      SYNCRUDE(3)   AND
mmboe                OIL     OIL   GAS      OIL       OIL    GAS     OIL     GAS    BITUMEN(4)    GAS                   MINING
-------------------------------------------------------------------------------------------------------------------------------
PROVED RESERVES (1)
Dec. 31, 2003         192     --    --       11        75     51     114      78          5       526         285         811
Extensions and
  Discoveries           2     --    --       --         1      3       4       4        241       255          22         277
Acquisitions           --    126     4       --        --     --       1      --         --       131          --         131
Dispositions           --     --    --       --        --     --      (1)     --         --        (1)         --          (1)
Revisions             (22)     3    (2)       4        (5)    (2)    (13)     (1)      (246)     (284)         --        (284)
Production            (39)    (1)   --       (3)      (11)    (9)    (13)     (9)        --       (85)         (6)        (91)
                   ------------------------------------------------------------------------------------------------------------
Dec. 31, 2004         133    128     2       12        60     43      92      72          0       542         301         843
                   ------------------------------------------------------------------------------------------------------------

PROBABLE RESERVES (1)(2)

Dec. 31, 2003          95     --    --       64        21     12      38      14        395       639          85         724
Extensions and
 Discoveries &
 Conversions           --     --    --       21         1     --      (1)      2       (241)     (218)        (16)       (234)
Acquisitions           --    116     7       --        --     --      --      --         --       123          --         123
Dispositions           --     --    --       --        --     --      --      --         --        --          --          --
Revisions             (46)     1    (1)       4       (16)    (4)      2       8        246       194          --         194
                   ------------------------------------------------------------------------------------------------------------
Dec. 31, 2004          49    117     6       89         6      8      39      24        400       738          69         807
                   ------------------------------------------------------------------------------------------------------------

PROVED + PROBABLE
RESERVES (1)(2)

Dec. 31, 2003         287     --    --       75        96     63     152      92        400     1,165         370       1,535
Extensions and
  Discoveries           2     --    --       21         2      3       3       6         --        37           6          43
Acquisitions           --    242    11       --        --     --       1      --         --       254          --         254
Dispositions           --     --    --       --        --     --      (1)     --         --        (1)         --          (1)
Revisions             (68)     4    (3)       8       (21)    (6)    (11)      7         --       (90)         --         (90)
Production            (39)    (1)   --       (3)      (11)    (9)    (13)     (9)        --       (85)         (6)        (91)
                   ------------------------------------------------------------------------------------------------------------
Dec. 31, 2004         182    245     8      101        66     51     131      96        400     1,280         370       1,650
                   ------------------------------------------------------------------------------------------------------------

(1) We internally evaluate all of our reserves and have at least 80% of our proved reserves audited by independent qualified consultants each year. Our reserves are also reviewed and approved by our Board of Directors. Reserves represent our working interest before royalties at year-end constant pricing using SEC rules. Gas is converted to equivalent oil at a 6:1 ratio.

(2) Probable reserves are determined according to SPE/WPC definitions. US investors should read the cautionary note at the end of this release.

(3) US investors should read the Cautionary Note to US Investors at the end of this release.

(4) Reserves at Long Lake at December 31, 2003 have been restated from synthetic to bitumen reserves.

2004 OIL AND GAS                CORE ASSET           NEW GROWTH           NEW GROWTH
INVESTMENT(1)($MM)              DEVELOPMENT          EXPLORATION          DEVELOPMENT         ACQUISITIONS            TOTAL
------------------------------------------------------------------------------------------------------------------------------
Canada                              131                   37                    17                     4                  189
United States                       267                  162                    --                    --                  429
International                       186                  121                   158                 2,583                3,048
Long Lake                            --                   19                   343                    --                  362
                            --------------------------------------------------------------------------------------------------
Total Oil and Gas                   584                  339                   518                 2,587                4,038
Mining(Syncrude)                     50                   --                   164                    --                  214
                            --------------------------------------------------------------------------------------------------
Total Including Mining              634                  339                   682                 2,587                4,242
                            --------------------------------------------------------------------------------------------------
% of Total                           15                    8                    16                    61                  100
------------------------------------------------------------------------------------------------------------------------------

(1) Geological and geophysical expenditures of $73 million are included.

INVESTMENT IN CORE ASSET DEVELOPMENT

We invested $634 million in our core assets in 2004, primarily in the Gulf of Mexico, Masila in Yemen, and our conventional Canadian assets. These are maturing assets where our strategy focuses on maximizing value extraction, not just reserve additions. Approximately $465 million of this was invested to convert 61 mmboe (before revisions) of proved undeveloped and proved non-producing reserves to proved developed reserves (mostly Aspen, Gunnison and Masila). The remainder added approximately 18 mmboe of new proved reserves in Canada, Syncrude and shallow-water Gulf of Mexico. This investment is generating attractive returns and significant value for shareholders.


INVESTMENT IN NEW GROWTH EXPLORATION

We invested $339 million in exploration in 2004, yielding nominal additions to proved reserves. Approximately one-quarter of this capital was invested in land, seismic and other early stage exploration activities. The balance was invested to drill 14 exploration wells. We had small discoveries at Tobago and Dawson Deep in the Gulf of Mexico, a significant discovery and successful appraisal in the area west of the Usan field on Nigeria's OPL-222, and two promising wells on Block 51 in Yemen that will be tested in 2005 to determine their reserve potential. A small amount of proved reserves were recognized for Dawson Deep, but we were unable to recognize proved reserves on OPL-222 or Tobago as these projects have not yet been sanctioned as commercial development projects. The wells on Block 51 require further testing to determine their reserve potential.

"Our exploration successes were largely at projects where we won't be able to book proved reserves for another year or so, and our US drilling program was delayed due to rig delays and storms," said Fischer. "In the US, we currently have three exploration and appraisal wells drilling and plan to drill between 5 and 10 wells in the Gulf this year, including major deep-water, sub-salt prospects at Vrede, Knotty Head and Pathfinder. Most of the drilling rigs are lined up, partner approvals are in place and we are looking forward to the results from this exciting drilling program."

EXPLORATION UPDATE -- DEEP-WATER SUCCESS AT WRIGLEY AND ANDUIN

In the deep-water Gulf of Mexico, we successfully drilled two Mississippi Canyon exploration wells. The Wrigley discovery well found 90 feet gross of high-quality dry gas pay. The well was sidetracked approximately 250 feet up-dip and found 44 feet of similar-quality gas pay. We plan to sub-sea tieback the well to existing infrastructure in the area and expect first production in mid-2006. We estimate that Wrigley has a gross recoverable resource of 55-85 Bcfe. Two additional prospects, supported by similar seismic amplitudes, exist on the block and could be tested later this year. We have a 50% non-operated interest in Wrigley, located in 3,670 feet of water on Mississippi Canyon 506. The remaining interest is held by the operator, Newfield Exploration Company.

The Anduin discovery well found 48 feet of gross oil pay. We are preparing to drill an up-dip sidetrack location that will be used to determine Anduin's resource size and development options. Two additional locations exist on Mississippi Canyon 755 and adjacent 754. We have a 50% operated interest in Anduin, located in 2,365 feet of water on Mississippi Canyon 755.

Both Fawkes, on Garden Banks 303, and Wind River, on West Cameron 335, encountered non-commercial quantities of hydrocarbons and have been abandoned. Costs associated with these wells of approximately US$11 million before tax were expensed in the fourth quarter of 2004.

Other wells currently drilling in the Gulf include a deep-shelf gas test at Big Bend in Mustang Island and the Vrede deep-water sub-salt prospect in Atwater Valley. Results from Big Bend and Vrede are anticipated in the second quarter. We expect to begin drilling the Knotty Head deep-water, sub-salt prospect (25% interest) later in the first quarter.

Internationally, we are currently drilling one exploration well (BAK-J) on Block 51, in Yemen and are awaiting appropriate equipment to test the BAK-I well. The BAK-L well on Block 51 in Yemen did not find any hydrocarbons and has been abandoned. In the North Sea, we expect to begin drilling the Saracen prospect (50% operated interest) later in the first quarter.

In total, we expect to drill a number of high potential exploration wells in 2005, including up to 10 in the Gulf of Mexico, 4 to 6 in the North Sea, 4 in Yemen and 4 offshore West Africa.


NEW GROWTH DEVELOPMENT

We invested $682 million to advance our longer cycle-time development projects in 2004. These projects include the Long Lake and Syncrude Stage 3 projects in Canada, Block 51 in Yemen and Buzzard in the North Sea. This investment added 17 mmboe of proved reserves, primarily from Syncrude. On Block 51, the majority of proved reserves were recognized in 2003.

As previously described, under SEC regulations we were required to write off all proved bitumen reserves for Long Lake due to the low netbacks on bitumen production at year-end. Under NI 51-101, the Canadian reserves standards, we would have reported 205 million barrels of proved synthetic reserves, not bitumen reserves, at year-end 2004.

The integrated process we are using at Long Lake to upgrade bitumen into synthetic crude oil virtually eliminates any exposure to bitumen prices, natural gas prices or diluent costs. In fact, these conditions actually make our process, and the premium synthetic crude we will produce, more valuable.

This change in our Long Lake reserves does not reflect any change in our plans or the full-cycle economics of the Long Lake Project. We estimate we have sufficient resource at Long Lake to sustain production of approximately 30,000 bbls/d of synthetic crude oil, net to Nexen, for over 40 years, generating cash flow of approximately $450 million per year assuming oil prices of US $40/bbl
(WTI).

The Long Lake Project in the Athabasca oil sands is proceeding on schedule and on budget. Detailed project engineering is currently approximately 60% complete and we expect to begin on-site construction work in the first half of 2005. Procurement of the major equipment is essentially complete. We have procured 75% of our bulk materials and signed all of our major contracts. Drilling of the commercial SAGD production wells is ahead of schedule and under budget. Bitumen production is expected to commence in late-2006 and the upgrader is scheduled to start-up in 2007.

ACQUISITION

We invested $2.6 billion to purchase assets in the North Sea. These include operated interests in the Scott, Telford and Buzzard fields, multiple undeveloped discoveries and over 700,000 net exploratory acres.

The Buzzard field is the most significant asset acquired through this transaction and is the largest UK North Sea oil field discovered in the past decade. Development of the field is well underway and is on schedule and on budget, with first oil expected in late-2006. The remaining capital investment to bring Buzzard on stream is projected at US$615 million, net to Nexen. Our share of production from Buzzard is expected to reach peak levels of approximately 80,000 boe/d in 2007, generating about $1.4 billion of new cash flow per year at an oil price of US $40/bbl (WTI).

"Buzzard is an outstanding asset with significant upside," said Fischer. "This transaction added another visible project supporting our strong future growth."

DISPOSITION UPDATE

Our plan is to raise $1.5 billion through the sale of non-core assets in 2005. We have retained financial advisors to advise us on market conditions and alternative structures for maximizing the value of our chemicals assets and certain Canadian conventional assets.


MARKETING

Our energy marketing group had an outstanding year, delivering solid cash flow and increasing our presence in core markets. This reflects a comprehensive strategy which is founded on marketing physical natural gas, crude oil, and power. Competitors continued to divest assets in 2004, enabling us to acquire new transportation capacity and natural gas contracts on favourable terms. We also manage the delivery of over 580,000 bbls/d of oil and 5.1 bcf/d of gas. Having access to transportation, storage and facilities within core markets, allows us to capitalize on market opportunities through low-risk trading activities.

CHEMICALS

Our chemicals group also had a successful year. Strong demand from all principal markets supported peak operating rates at our facilities. Our newly expanded Brandon plant continues at full capacity since coming online in October and Brazil continues to operate above expectations. Overall, the business is well positioned to maximize value in the expected upturn in the industry cycle.

QUARTERLY DIVIDEND - 119TH CONSECUTIVE DIVIDEND DECLARED

The Board of Directors has declared the regular quarterly dividend of $0.10 per common share payable April 1, 2005, to shareholders of record on March 10, 2005.

Nexen Inc. is an independent, Canadian-based global energy and chemicals company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development, a growing industrial bleaching chemicals business, and leadership in ethics, integrity and environmental protection.


For further information contact:

KEVIN FINN                                         GRANT DREGER, CA
Vice President, Investor Relations                 Manager, Investor Relations
(403) 699-5166                                     (403) 699-5273
801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7

WWW.NEXENINC.COM


CONFERENCE CALL

Charlie Fischer, President and CEO, and Marvin Romanow, Executive Vice-President and CFO, will host a conference call to discuss our financial and operating results and expectations for the future.

Date:    February 10, 2005
Time:    8:00 a.m. Mountain Time (10:00 a.m. Eastern Time)

To listen to the conference call, please call one of these two lines:

416-640-4127 (Toronto or International)

800-796-7558 (North American toll-free)

A replay of the call will be available for two weeks starting at 12:00 p.m. Eastern Time, February 10 by calling (416) 640-1917 passcode 21111133 followed by the pound sign.

A live and on demand webcast of the conference call will be available at WWW.NEXENINC.COM.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS, AND INCLUDE STATEMENTS RELATING TO FUTURE PRODUCTION ASSOCIATED WITH OUR LONG LAKE, NORTH SEA AND WEST AFRICA PROJECTS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS OR ABILITY TO EXECUTE ON THE DISPOSITION OF ASSETS OR BUSINESSES, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2003 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO U.S. INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

CAUTIONARY NOTE TO CANADIAN INVESTORS - NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101-- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2003 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE NOR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGEMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM
ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
FINANCIAL HIGHLIGHTS

                                                                                   THREE MONTHS            TWELVE MONTHS
                                                                              ENDED DECEMBER 31        ENDED DECEMBER 31
(Cdn$ millions)                                                                 2004       2003          2004       2003
------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                        866        660         3,176      2,844
Cash Flow from Operations (1)                                                    592        396         1,942      1,795
     Per Common Share ($/share)                                                 4.58       3.17         15.10      14.50
Net Income (Loss) (1)                                                            246        (86)          793        578
     Per Common Share ($/share)                                                 1.90      (0.69)         6.17       4.67
Capital Expenditures (2)                                                         668        397         1,754      1,494
Business Acquisitions, Net of Cash Acquired                                    2,583         --         2,583         --
Net Debt (3)                                                                   4,219      1,690         4,219      1,690
Common Shares Outstanding (millions of shares)                                 129.2      125.6         129.2      125.6
------------------------------------------------------------------------------------------------------------------------

(1) Includes discontinued operations as discussed in Note 12 to our Unaudited
    Consolidated Financial Statements.

(2) Includes oil and gas development, exploration, geological and geophysical expenditures and expenditures for other property, plant and equipment.

(3) Net Debt is defined as long-term debt less working capital.


CASH FLOW FROM OPERATIONS (1)
                                                                                   THREE MONTHS            TWELVE MONTHS
                                                                              ENDED DECEMBER 31        ENDED DECEMBER 31
(Cdn$ millions)                                                                 2004       2003          2004       2003
------------------------------------------------------------------------------------------------------------------------
Cash Flow from Operations
Oil and Gas
     Yemen (2)                                                                   151        127           581        530
     Canada (3)                                                                  115         92           426        490
     United States                                                               201        134           700        623
     United Kingdom                                                               30         --            30         --
     Other Countries (3)                                                          12          8            57         64
     Marketing                                                                    71         56           100        126
     Syncrude                                                                     38         17           183        105
                                                                            ---------------------------------------------
                                                                                 618        434         2,077      1,938
Chemicals                                                                         21         13            82         74
                                                                            ---------------------------------------------
                                                                                 639        447         2,159      2,012
Interest and Other corporate Items                                               (47)       (56)         (196)      (208)
Income Taxes (4)                                                                  --          5           (21)        (9)
                                                                            ---------------------------------------------
Cash Flow from Operations (1)                                                    592        396         1,942      1,795
                                                                            =============================================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other.
    We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt.

                                                                                      THREE MONTHS         TWELVE MONTHS
                                                                                 ENDED DECEMBER 31     ENDED DECEMBER 31
    (Cdn$ millions)                                                              2004         2003       2004       2003
    ---------------------------------------------------------------------------------------------------------------------
    Cash Flow from Operating Activities                                           391          213      1,607      1,405
    Changes in Non-Cash Working Capital                                            23          155        122        320
    Other                                                                         178           28        213         70
                                                                         ------------------------------------------------
    Cash Flow from Operations                                                     592          396      1,942      1,795
                                                                         ================================================

    Weighted-average Number of Common Shares Outstanding (millions of           129.1        124.8      128.6      123.8
    shares)
                                                                         ------------------------------------------------
    Cash Flow from Operations Per Common Share ($/share)                         4.58         3.17      15.10      14.50
                                                                        ================================================

(2) After in-country cash taxes of $59 million for the three months ended December 31, 2004 (2003 - $51 million) and $227 million for the twelve months ended December 31, 2004 (2003 - $201 million).

(3) Includes discontinued operations as discussed in Note 12 to our Unaudited Consolidated Financial Statements.

(4) Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                                                   THREE MONTHS            TWELVE MONTHS
                                                                              ENDED DECEMBER 31        ENDED DECEMBER 31
(Cdn$ millions)                                                                  2004      2003          2004       2003
-------------------------------------------------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                                                      105.8     117.1         107.3      116.8
     Canada (1)                                                                  35.5      39.3          36.2       46.3
     United States                                                               34.4      28.5          30.0       28.3
     Australia (1)                                                                1.8       4.8           2.7        6.1
     North Sea                                                                    6.0        --           1.5         --
     Other Countries                                                              5.8       4.2           5.3        5.4
     Syncrude                                                                    16.4      14.8          17.2       15.3
                                                                            ---------------------------------------------
                                                                                205.7     208.7         200.2      218.2
                                                                            =============================================
Natural Gas (mmcf/d)
     Canada (1)                                                                   147       156           146        158
     United States                                                                147       143           148        145
     North Sea                                                                     11        --             3         --
                                                                            ---------------------------------------------
                                                                                  305       299           297        303
                                                                            =============================================

Total Production (mboe/d)                                                         256       259           250        269
                                                                            =============================================


PRODUCTION VOLUMES (AFTER ROYALTIES) (1)


                                                                                   THREE MONTHS            TWELVE MONTHS
                                                                              ENDED DECEMBER 31        ENDED DECEMBER 31
(Cdn$ millions)                                                                  2004      2003          2004       2003
------------------------------------------------- ---------------------- -- ---------- --------- -- ---------- ----------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                                                       55.1      58.4          53.5       57.5
     Canada (1)                                                                  28.3      30.9          28.2       35.4
     United States                                                               30.6      25.1          26.5       25.0
     Australia (1)                                                                1.4       4.7           2.5        5.6
     North Sea                                                                    6.0        --           1.5         --
     Other Countries                                                              5.2       3.8           4.7        4.6
     Syncrude                                                                    14.6      14.6          16.6       15.2
                                                                            ---------------------------------------------
                                                                                141.2     137.5         133.5      143.3
                                                                            =============================================
Natural Gas (mmcf/d)
     Canada (1)                                                                   117       124           115        125
     United States                                                                125       121           126        122
     North Sea                                                                     11        --             3         --
                                                                            ---------------------------------------------
                                                                                  253       245           244        247
                                                                            =============================================

Total Production (mboe/d)                                                         183       178           174        185
                                                                            =============================================

(1) Includes discontinued operations as discussed in Note 12 to our Unaudited Consolidated Financial Statements.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                          TOTAL                                             TOTAL
                                           QUARTERS - 2004                 YEAR                QUARTERS - 2003               YEAR
                                  ------------------------------------ --------- ---------------------------------------- --------
(all dollar amounts in Cdn $        1st       2nd       3rd       4th      2004       1st        2nd       3rd       4th     2003
unless noted)
----------------------------------------------------------------------------------------------------------------------------------
PRICES:
WTI Oil (US $/bbl)                35.15     38.32     43.88     48.28     41.40     33.86      28.91     30.20     31.18    31.04
Nexen Average - Oil (Cdn $/bbl)   40.22     44.75     50.98     47.98     45.90     44.93      35.24     36.70     35.56    38.04
NYMEX Gas (US $/mmbtu)             5.73      6.16      5.56      7.30      6.19      6.32       5.74      4.92      5.42     5.60
Nexen Average - Gas (Cdn $/mcf)    6.63      7.17      6.55      7.02      6.85      8.35       7.18      6.01      5.91     6.85
----------------------------------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                    12.4      13.6      12.0      11.5      12.4      22.1       24.7      19.9      13.7     20.1

Price Received ($/bbl)            41.31     46.37     51.82     51.47     47.64     46.12      35.84     37.06     35.74    38.92
Royalties & Other                  9.41     10.60     12.30     10.10     10.60     12.15       9.24     10.17      7.68    10.00
Operating Costs                    9.09      6.52      6.22      6.27      7.03      6.87       5.84      5.69      5.85     6.09
----------------------------------------------------------------------------------------------------------------------------------
Netback                           22.81     29.25     33.30     35.10     30.01     27.10      20.76     21.20     22.21    22.83
----------------------------------------------------------------------------------------------------------------------------------
CANADA - HEAVY OIL
Sales (mbbls/d)                    23.7      22.9      23.0      23.4      23.2      27.1       25.9      26.3      25.6     26.2

Price Received ($/bbl)            27.92     30.12     36.75     28.15     30.71     34.06      26.27     26.52     22.77    27.46
Royalties & Other                  6.00      6.73      8.77      5.65      6.78      8.41       5.96      6.22      5.16     6.45
Operating Costs                    9.98     10.44     10.05     10.70     10.29      8.28       8.77      9.31      9.08     8.84
----------------------------------------------------------------------------------------------------------------------------------
Netback                           11.94     12.95     17.93     11.80     13.64     17.37      11.54     10.99      8.53    12.17
----------------------------------------------------------------------------------------------------------------------------------
CANADA - TOTAL OIL
Sales (mbbls/d)                    36.1      36.5      35.0      34.9      35.6      49.2       50.6      46.2      39.3     46.3

Price Received ($/bbl)            32.51     36.18     41.94     35.83     36.60     39.48      30.95     31.07     27.28    32.37
Royalties & Other                  7.21      8.19     10.03      7.02      8.11     10.09       7.56      7.95      6.08     8.02
Operating Costs                    9.68      8.98      8.73      9.24      9.16      7.62       7.34      7.75      7.95     7.65
----------------------------------------------------------------------------------------------------------------------------------
Netback                           15.62     19.01     23.18     19.57     19.33     21.77      16.05     15.37     13.25    16.70
----------------------------------------------------------------------------------------------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                      149       145       141       147       146       161        159       155       156      158

Price Received ($/mcf)             5.59      5.97      5.43      6.02      5.76      6.77       5.85      5.14      4.85     5.64
Royalties & Other                  1.10      1.11      1.04      0.95      1.06      1.39       1.19      0.96      0.92     1.12
Operating Costs                    0.59      0.69      0.83      0.65      0.69      0.41       0.51      0.60      0.55     0.52
----------------------------------------------------------------------------------------------------------------------------------
Netback                            3.90      4.17      3.56      4.42      4.01      4.97       4.15      3.58      3.38     4.00
----------------------------------------------------------------------------------------------------------------------------------
YEMEN
Sales (mbbls/d)                   115.3     105.6     101.5      104.0     106.6    116.1      117.5     115.7     116.3    116.4

Price Received ($/bbl)            41.88     45.88     53.80     49.52     47.59     45.69      35.86     38.25     38.13    39.45
Royalties & Other                 22.10     22.53     27.40     24.15     23.98     23.87      17.96     19.40     18.79    19.98
Operating Costs                    2.72      2.55      2.91      3.04      2.80      2.03       2.02      2.12      2.48     2.16
In-country Taxes                   4.41      5.88      6.97      6.17      5.82      4.91       4.48      4.73      4.79     4.73
----------------------------------------------------------------------------------------------------------------------------------
Netback                           12.65     14.92     16.52     16.16     14.99     14.88      11.40     12.00     12.07    12.58
----------------------------------------------------------------------------------------------------------------------------------
SYNCRUDE
Sales (mbbls/d)                    18.3      16.6      17.6      16.4      17.2      13.6       15.2      17.5      14.8     15.3

Price Received ($/bbl)            45.54     52.46     55.58     58.16     52.80     51.84      42.26     41.36     39.22    43.36
Royalties & Other                  0.45      0.52      0.55      6.08      1.84      0.52       0.42      0.59      0.39     0.48
Operating Costs (2)               17.41     20.01     18.87     23.58     19.89     24.91      24.04     17.06     23.00    21.96
----------------------------------------------------------------------------------------------------------------------------------
Netback                           27.68     31.93     36.16     28.50     31.07     26.41      17.80     23.71     15.83    20.92
----------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

(2) We computed our netback for Syncrude excluding research and development costs. Previously, we included these costs as operating costs.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                          TOTAL                                             TOTAL
                                           QUARTERS - 2004                 YEAR                QUARTERS - 2003               YEAR
                                  ------------------------------------ --------- ---------------------------------------- --------
(all dollar amounts in Cdn $        1st       2nd       3rd       4th      2004       1st        2nd       3rd       4th     2003
unless noted)
----------------------------------------------------------------------------------------------------------------------------------
UNITED STATES
Oil:
   Sales (mbbls/d)                 26.5      25.7      32.9      34.4      30.0      21.7       31.4      31.3      28.5     28.3
   Price Received ($/bbl)         38.99     46.31     49.90     49.44     46.60     46.00      36.28     36.03     34.79    37.68
Gas:
   Sales (mmcf/d)                   167       134       144       147       148       135        157       144       143      145
   Price Received ($/mcf)          7.63      8.47      7.64      7.93      7.89     10.22       8.55      6.95      7.06     8.16
Total Sales Volume (mboe/d)        54.4      48.0      56.9      58.8      54.5      44.2       57.6      55.3      52.3     52.5

Price Received ($/boe)            42.47     48.38     48.19     48.67     46.94     53.82      43.07     38.49     38.25    42.88
Royalties & Other                  5.90      6.98      6.22      6.16      6.29      7.83       5.89      5.14      5.13     5.91
Operating Costs                    4.13      4.84      7.60      4.52      5.30      5.32       4.63      3.93      4.14     4.49
----------------------------------------------------------------------------------------------------------------------------------
Netback                           32.44     36.56     34.37     37.99     35.35     40.67      32.55     29.42     28.98    32.48
----------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA
Sales (mbbls/d)                     7.5       4.8        --       5.1       4.3       7.9        5.2       4.7        --      4.4

Price Received ($/bbl)            42.60     49.84        --     63.78     51.22     48.13      36.53     42.09        --    43.14
Royalties & Other                  2.11      2.28        --      7.42      4.00      8.83     (0.24)      0.41        --     3.44
Operating Costs                   22.88     34.28        --     46.38     32.94     17.60      19.31     19.47        --    18.60
----------------------------------------------------------------------------------------------------------------------------------
Netback                           17.61     13.28        --      9.98     14.28     21.70      17.46     22.21        --    21.10
----------------------------------------------------------------------------------------------------------------------------------
NORTH SEA
Oil:
   Sales (mbbls/d)                   --        --        --       6.3       1.6        --         --        --        --       --
   Price Received ($/bbl)            --        --        --     46.81     46.81        --         --        --        --       --
Gas:
   Sales (mmcf/d)                    --        --        --        11         3        --         --        --        --       --
   Price Received ($/mcf)            --        --        --      8.28      8.28        --         --        --        --       --
Total Sales Volume (mboe/d)          --        --        --       8.1       2.1        --         --        --        --       --

Price Received ($/boe)               --        --        --     47.45     47.45        --         --        --        --       --
Royalties & Other                    --        --        --        --        --        --         --        --        --       --
Operating Costs                      --        --        --      8.26      8.26        --         --        --        --       --
----------------------------------------------------------------------------------------------------------------------------------
Netback                              --        --        --     39.19     39.19        --         --        --        --       --
----------------------------------------------------------------------------------------------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                     4.1       5.8       5.0       5.4       5.1       5.1        6.7       5.2       4.8      5.4

Price Received ($/bbl)            37.07     44.75     46.22     42.95     43.07     48.84      34.74     36.03     34.46    38.22
Royalties & Other                  1.73      4.94      3.46      3.33      3.49     11.39       4.52      3.14      4.16     5.69
Operating Costs                    2.70      6.28      2.93      2.65      3.76      8.02       8.81      6.45      6.14     7.47
----------------------------------------------------------------------------------------------------------------------------------
Netback                           32.64     33.53     39.83     36.97     35.82     29.43      21.41     26.44     24.16    25.06
----------------------------------------------------------------------------------------------------------------------------------
COMPANY-WIDE
Oil and Gas Sales (mboe/d)        260.5     241.5     239.5     257.2     249.7     262.9      279.3     270.4     253.5    266.6

Price Received ($/boe)            40.11     44.41     48.66     46.82     44.94     45.84      36.71     36.59     35.54    38.63
Royalties & Other                 12.76     13.34     15.30     13.29     13.65     15.10      10.95     11.36     11.25    12.14
Operating Costs 2                  5.67      6.06      6.25      6.63      6.15      5.46       5.31      4.94      4.88     5.19
In-country Taxes                   1.95      2.57      2.96      2.49      2.48      2.16       1.88      2.02      2.20     2.06
----------------------------------------------------------------------------------------------------------------------------------
Netback                           19.73     22.44     24.15     24.41     22.66     23.12      18.57     18.27     17.21    19.24
----------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

(2) We computed our netback for Syncrude excluding research and development costs. Previously, we included these costs as operating costs.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions, except per share amounts

                                                                                     THREE MONTHS               TWELVE MONTHS
                                                                                    ENDED DECEMBER 31          ENDED DECEMBER 31
                                                                                    2004         2003          2004         2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             Restated                   Restated
                                                                                                  for                        for
                                                                                           Changes in                 Changes in
                                                                                           Accounting                 Accounting
                                                                                           Principles                 Principles
                                                                                               Note 1                     Note 1
REVENUES
    Net Sales                                                                       866           660        3,176         2,844
    Marketing and Other (Note 11)                                                   290           159          729           610
                                                                            -----------------------------------------------------
                                                                                  1,156           819        3,905         3,454
                                                                            -----------------------------------------------------
EXPENSES
    Operating                                                                       197           181          762           721
    Depreciation, Depletion, Amortization and Impairment                            212           448          744           995
    Transportation and Other                                                        164           132          564           489
    General and Administrative                                                       52            64          299           190
    Exploration                                                                     138            91          246           199
    Interest (Note 6)                                                                25            43          143           169
                                                                            -----------------------------------------------------
                                                                                    788           959        2,758         2,763
                                                                            -----------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                        368          (140)       1,147           691
                                                                            -----------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                          59            47          248           214
    Future                                                                           67          (103)         119           (73)
                                                                            -----------------------------------------------------
                                                                                    126           (56)         367           141
                                                                            -----------------------------------------------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                                        242           (84)         780           550
    Net Income (Loss) from Discontinued Operations (Note 12)                          4            (2)          13            28
                                                                            -----------------------------------------------------

NET INCOME (LOSS)                                                                   246           (86)         793           578
                                                                            =====================================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 9)                                                                  1.87        (0.67)         6.07         4.45
                                                                            =====================================================

    Diluted (Note 9)                                                                1.85        (0.66)         5.99         4.41
                                                                            =====================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 9)                                                                  1.90        (0.69)         6.17         4.67
                                                                            =====================================================

    Diluted (Note 9)                                                                1.88        (0.68)         6.09         4.63
                                                                            =====================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                                                    DECEMBER 31     DECEMBER 31
                                                                                                           2004            2003
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Restated for
                                                                                                                     Changes in
                                                                                                                     Accounting
                                                                                                                     Principles
                                                                                                                         Note 1
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                                              74           1,087
      Accounts Receivable (Note 3)                                                                        2,136           1,423
      Inventories and Supplies (Note 4)                                                                     351             270
      Other                                                                                                  42              79
                                                                                                 -------------------------------
         Total Current Assets                                                                             2,603           2,859
                                                                                                 -------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion and
         Amortization of $5,344 (December 31, 2003 - $4,907)                                              8,643           4,550
    GOODWILL                                                                                                375              36
    FUTURE INCOME TAX ASSETS                                                                                333             108
    DEFERRED CHARGES AND OTHER ASSETS                                                                       429             164
                                                                                                 -------------------------------

                                                                                                         12,383           7,717
                                                                                                 ===============================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings                                                                                 100              --
      Current Portion of Long-Term Debt (Note 6)                                                             --             572
      Accounts Payable and Accrued Liabilities                                                            2,416           1,404
      Accrued Interest Payable                                                                               34              44
      Dividends Payable                                                                                      13              12
                                                                                                 -------------------------------
         Total Current Liabilities                                                                        2,563           2,032
                                                                                                 -------------------------------

    LONG-TERM DEBT (Note 6)                                                                               4,259           2,517
    FUTURE INCOME TAX LIABILITIES                                                                         2,131             720
    ASSET RETIREMENT OBLIGATIONS (Note 7)                                                                   421             305
    DEFERRED CREDITS AND OTHER LIABILITIES                                                                  142              68
    SHAREHOLDERS' EQUITY (Note 8)
      Common Shares, no par value
        Authorized:        Unlimited
        Outstanding:       2004 - 129,199,583 shares
                           2003 - 125,606,107 shares                                                        637             513
      Contributed Surplus                                                                                    --               1
      Retained Earnings                                                                                   2,335           1,594
      Cumulative Foreign Currency Translation Adjustment                                                   (105)            (33)
                                                                                                 -------------------------------
         Total Shareholders' Equity                                                                       2,867           2,075
                                                                                                 -------------------------------

COMMITMENTS AND CONTINGENCIES (Note 13)
                                                                                                         12,383           7,717
                                                                                                 ===============================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions

                                                                                      THREE MONTHS              TWELVE MONTHS
                                                                                    ENDED DECEMBER 31          ENDED DECEMBER 31
                                                                                    2004         2003          2004         2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             Restated               Restated for
                                                                                                  for                 Changes in
                                                                                           Changes in                 Accounting
                                                                                           Accounting                 Principles
                                                                                           Principles                     Note 1
                                                                                               Note 1
 OPERATING ACTIVITIES
    Net Income (Loss) from Continuing Operations                                     242          (84)          780          550
    Net Income (Loss) from Discontinued Operations                                     4           (2)           13           28
    Charges and Credits to Income not Involving Cash (Note 10)                       208          391           903        1,018
    Exploration Expense                                                              138           91           246          199
    Changes in Non-Cash Working Capital (Note 10)                                    (23)        (155)         (122)        (320)
    Other (Note 10)                                                                 (178)         (28)         (213)         (70)
                                                                            -----------------------------------------------------
                                                                                     391          213         1,607        1,405

FINANCING ACTIVITIES
    Proceeds from Long-Term Notes and Debentures (Note 6)                          1,779          651         1,779          651
    Repayment of Long-Term Notes and Debentures                                       --           --          (300)          --
    Proceeds from (Repayment of) Term Credit Facilities, Net                          83            2            83           93
    Proceeds from (Repayment of) Short-Term Borrowings, Net                          101           --           101          (18)
    Proceeds from Subordinated Debentures                                             --          613            --          613
    Redemption of Preferred Securities (Note 6)                                       --         (340)         (289)        (340)
    Dividends on Common Shares                                                       (13)         (13)          (52)         (40)
    Issue of Common Shares                                                             8           42           124           73
    Other                                                                            (20)         (26)          (20)         (26)
                                                                            -----------------------------------------------------
                                                                                   1,938          929         1,426        1,006

INVESTING ACTIVITIES
Business Acquisition, Net of Cash Acquired (Note 2)                               (2,583)          --        (2,583)          --
Capital Expenditures
      Exploration and Development                                                   (619)        (365)       (1,582)      (1,276)
      Proved Property Acquisitions                                                    (4)          --            (4)        (164)
      Chemicals, Corporate and Other                                                 (26)         (32)          (95)         (54)
    Proceeds on Disposition of Assets                                                 24           25            34          293
    Changes in Non-Cash Working Capital (Note 10)                                    137           (2)          244          (18)
    Other                                                                             (7)          --           (27)          --
                                                                            -----------------------------------------------------
                                                                                  (3,078)        (374)       (4,013)      (1,219)


EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND CASH EQUIVALENTS                                                             (43)         (35)          (33)        (164)
                                                                            -----------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (792)         733        (1,013)       1,028

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                      866          354         1,087           59
                                                                            -----------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                             74        1,087            74        1,087
                                                                            =====================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003
Cdn$ millions

                                                                                                           2004            2003
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Restated for
                                                                                                                     Changes in
                                                                                                                     Accounting
                                                                                                                     Principles
                                                                                                                         Note 1
COMMON SHARES
    Balance at Beginning of Year                                                                            513             440
    Exercise of Stock Options                                                                                93              50
    Issue of Common Shares                                                                                   31              23
                                                                                                 -------------------------------
    Balance at End of Year                                                                                  637             513
                                                                                                 -------------------------------

CONTRIBUTED SURPLUS
    Balance at Beginning of Year                                                                              1              --
    Stock Based Compensation Expense                                                                          2               1
    Modification of Stock Option Plan to Tandem Option Plan (Note 8)                                         (3)             --
                                                                                                 -------------------------------
    Balance at End of Year                                                                                   --               1
                                                                                                 -------------------------------

RETAINED EARNINGS
    Balance at Beginning of Year                                                                          1,594           1,069
    Retroactive Adjustment for Change in Accounting Principles (Note 1)                                      --             (13)
    Net Income                                                                                              793             578
    Dividends on Common Shares                                                                              (52)            (40)
                                                                                                 -------------------------------
    Balance at End of Year                                                                                2,335           1,594
                                                                                                 -------------------------------

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT
    Balance at Beginning of Year                                                                            (33)            115
    Retroactive Adjustment for Changes in Accounting Principles (Note 1)                                     --             (21)
    Translation Adjustment, Net of Income Taxes                                                             (72)           (127)
                                                                                                 -------------------------------
    Balance at End of Year                                                                                 (105)            (33)
                                                                                                 --------------- ---------------

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.       ACCOUNTING POLICIES

The Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at December 31, 2004 and 2003 and the results of our operations and our cash flows for the three and twelve months ended December 31, 2004 and 2003.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to litigation, environmental and dismantlement liabilities, income taxes and determination of proved reserves on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K. The accounting policies we follow are in Note 1 of the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K, except as noted below:


(a)  CHANGE IN ACCOUNTING PRINCIPLES

ASSET RETIREMENT OBLIGATIONS

On January 1, 2004, we retroactively adopted the Canadian Institute of Chartered Accountants (CICA) standard S.3110, ASSET RETIREMENT OBLIGATIONS. This new standard requires recognition of a liability for the future retirement obligations associated with our property, plant and equipment, which includes oil and gas wells and facilities, and chemicals plants. We previously provided for dismantlement and site restoration costs on our oil and gas wells and facilities, and chemicals plants based on estimates established by current legislation and industry practices. We recorded a provision for these costs in DD&A based on proved reserves or estimated remaining asset lives. The change was adopted retroactively and all prior periods presented have been restated.

FINANCIAL INSTRUMENTS

In the fourth quarter of 2004, we retroactively adopted the changes to CICA standard S.3860, FINANCIAL INSTRUMENTS. These changes require that fixed-amount contractual obligations that can be settled by issuing a variable number of equity instruments be classified as a liability. Our US-dollar denominated preferred and subordinated securities have these characteristics and accordingly have been reclassed as long-term debt. Dividends and interest on these securities have been included in interest expense and issue costs previously charged to retained earnings have been amortized over the life of the securities. Unamortized issue costs have been expensed on the redemption of the preferred securities in 2003 and 2004. Foreign exchange gains or losses from translation of the US-dollar amounts have been included as cumulative foreign currency translation adjustments. The change was adopted retroactively and all prior periods presented have been restated.

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In 2004, we adopted CICA standard S.1100, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES which eliminated general practice in Canada as a component of GAAP. Our accounting policy for 2004 is to include geological and geophysical costs as operating cash outflows in our Unaudited Consolidated Statement of Cash Flows. For previous years, we included geological and geophysical costs as investing cash outflows consistent with industry practice in Canada. In our Unaudited Consolidated Statement of Cash Flows for the three and twelve months ended December 31, 2004, we included $19 million and $73 million, respectively, of geological and geophysical costs as other operating cash outflows. For the three and twelve months ended December 31, 2003, geological and geophysical costs of $22 and $62 million, respectively, are included in investing activities as exploration and development capital expenditures. This change in accounting policy was adopted prospectively.

IMPACT OF CHANGES IN ACCOUNTING PRINCIPLES

The impact of the changes on our Unaudited Consolidated Statement of Income for the three and twelve months ended December 31, 2004 resulted in additional interest expenses of nil and $3 million, respectively, for dividends on preferred securities, additional transportation and other expenses of nil and $11 million, respectively, for the unamortized issue costs on the redemption of preferred securities, and a corresponding reduction in the provision for income taxes of nil and $6 million, respectively. The impact of these changes in accounting principles on our Unaudited Consolidated Statement of Income for the three and twelve months ended December 31, 2003 and on our Unaudited Consolidated Balance Sheet at December 31, 2003, are shown below.

UNAUDITED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE AND TWELVE MONTHS ENDED
DECEMBER 31, 2003.

                                                                                           THREE MONTHS         TWELVE MONTHS
                                                                                      ENDED DECEMBER 31     ENDED DECEMBER 31
                                                                                                   2003                  2003
------------------------------------------------------------------------------------------------------------------------------
Depletion, Depreciation, Amortization and Impairment Expense as reported (1)                        448                  995
    Less:         Dismantlement and Site Restoration                                                 (8)                 (33)
    Plus:         Asset Retirement Cost Amortization                                                  4                   14
    Plus:         Asset Retirement Obligation Accretion                                               4                   19
                                                                                    ------------------------------------------
Depletion, Depreciation, Amortization and Impairment Expense as restated                            448                  995
                                                                                    ------------------------------------------

Transportation and Other Expense as reported                                                        104                  461
    Plus:         Unamortized Issue Costs on Redemption of Preferred Securities                      28                   28
                                                                                    ------------------------------------------
Transportation and Other Expense as restated                                                        132                  489
                                                                                    ------------------------------------------

Interest Expense as reported                                                                         29                  105
    Plus:         Dividends on Preferred Securities                                                  14                   64
                                                                                    ------------------------------------------
Interest Expense as restated                                                                         43                  169
                                                                                    ------------------------------------------

Provision for Future Income Taxes as reported (1)                                                   (91)                 (42)
    Plus:         Tax Effect of Changes in Accounting Principles                                    (12)                 (31)
                                                                                    ------------------------------------------
Provision for Future Income Taxes as restated                                                      (103)                 (73)
                                                                                    ------------------------------------------

Note:

(1)  Adjusted for discontinued operations.

UNAUDITED NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003.

                                                                                           THREE MONTHS         TWELVE MONTHS
                                                                                      ENDED DECEMBER 31     ENDED DECEMBER 31
                                                                                                   2003                  2003
------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)
    As Reported                                                                                     (65)                  599
    Less: Unamortized Issue Costs on Preferred Securities, Net of Income Taxes                      (21)                  (21)
                                                                                    ------------------------------------------
Restated                                                                                            (86)                 578
                                                                                    ==========================================

Earnings per Common Share ($/share)
    Basic as Reported                                                                             (0.52)                 4.84
                                                                                    ==========================================
    Restated                                                                                      (0.69)                 4.67
                                                                                    ==========================================

    Diluted as Reported                                                                           (0.51)                 4.79
                                                                                    ==========================================
    Restated                                                                                      (0.68)                 4.63
                                                                                    ==========================================

UNAUDITED CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2003

                                                                                                     FINANCIAL
                                                                                           ARO     INSTRUMENTS
                                                                    AS REPORTED         CHANGE          CHANGE    AS RESTATED
------------------------------------------------------------------------------------------------------------------------------
Property, Plant and Equipment                                             4,469             81              --          4,550
Deferred Charges and Other Assets                                           153             --              11            164
Current Portion of Long-Term Debt                                           291             --             281            572
Long-Term Debt                                                            2,485             --              32          2,517
Future Income Tax Liabilities                                               724            (17)             13            720
Asset Retirement Obligations                                                 --            305              --            305
Dismantlement and Site Restoration                                          179           (179)             --             --
Preferred and Subordinated Securities                                       364             --            (364)            --
Retained Earnings                                                         1,659            (28)            (37)         1,594
Cumulative Foreign Currency Translation Adjustment                         (119)            --              86            (33)
                                                                 -------------------------------------------------------------

(b)  RECLASSIFICATION

Certain information provided for prior periods has been reclassified to conform to the presentation adopted in 2004.

2.       BUSINESS ACQUISITION

On December 1, 2004, we acquired 100% of the issued and outstanding share capital of EnCana (UK) Limited (EnCana UK) from EnCana Corporation (EnCana) for cash consideration of US$2.1 billion, subject to certain adjustments. EnCana UK held all of EnCana's offshore oil and gas assets in the North Sea.

We acquired EnCana UK to establish a strategic presence in the North Sea by acquiring operatorship of the Buzzard field development and operatorship of the producing Scott and Telford fields. The acquisition also gives us access to interests in several satellite discoveries and over 700,000 net undeveloped exploration acres. In addition, we acquired the management and technical teams that found and are developing the Buzzard discovery. Goodwill paid is attributable to the established North Sea presence acquired and the knowledge and business relationships acquired through the management team and employees of EnCana UK.

The acquisition has been accounted for using the purchase method and the results of EnCana UK have been consolidated with the results of Nexen from December 1, 2004. The following table shows the allocation of the purchase price based on the estimated fair value of the assets and liabilities acquired:

-----------------------------------------------------------------------------------------------------
Purchase Price, Net of Cash Acquired:
    Cash Paid                                                                                  2,561
    Transaction Costs                                                                             22
                                                                                    -----------------
                                                                                               2,583
                                                                                    =================
Purchase Price Allocated as follows:
    Accounts Receivable                                                                          310
    Inventory                                                                                     11
    Other Current Assets                                                                           2
    Property, Plant and Equipment                                                              3,395
    Future Income Tax Assets                                                                     239
    Goodwill (1)                                                                                 334
    Deferred Charges and Other Assets                                                             12
    Accounts Payable and Accrued Liabilities                                                    (289)
    Asset Retirement Obligations                                                                (134)
    Future Income Tax Liabilities                                                             (1,284)
    Deferred Credits and Other Liabilities                                                       (13)
                                                                                    -----------------
      Total Purchase Price Allocated                                                           2,583
                                                                                    =================

Note:
(1)  The amount of goodwill deductible for tax purposes is nil.

3.       ACCOUNTS RECEIVABLE

                                                                                   DECEMBER 31      DECEMBER 31
                                                                                          2004             2003
----------------------------------------------------------------------------------------------- ----------------
Trade
    Marketing                                                                            1,452           1,078
    Oil and Gas                                                                            593             263
    Chemicals and Other                                                                     57              47
                                                                                --------------------------------
                                                                                         2,102           1,388
Non-Trade                                                                                   49              50
                                                                                --------------------------------
                                                                                         2,151           1,438
Allowance for Doubtful Accounts                                                            (15)            (15)
                                                                                --------------------------------
                                                                                         2,136           1,423
                                                                                ================================

4.       INVENTORIES AND SUPPLIES

                                                                                                 DECEMBER 31      DECEMBER 31
                                                                                                        2004             2003
------------------------------------------------------------------------------------------------------------------------------
Finished Products
    Marketing                                                                                            199             138
    Oil and Gas                                                                                            6              16
    Chemicals and Other                                                                                   13              12
                                                                                              --------------------------------
                                                                                                         218             166
Work in Process                                                                                            4               6
Field Supplies                                                                                           129              98
                                                                                              --------------------------------
                                                                                                         351             270
                                                                                              ================================

5.       DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE AND FINANCIAL INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities at December 31 are:

(Cdn$ millions)                                                 2004                                        2003
------------------------------------------------------------------------------------------------------------------------------
Net Assets/(Liabilities)                       Carrying        Fair     Unrecognized      Carrying      Fair     Unrecognized
                                                  Value       Value        Gain/Loss         Value     Value        Gain/Loss
                                            -----------------------------------------    -------------------------------------
Commodity Price Risk -
    Non-Trading Activities
      Future Sale of Oil and Gas
        Production                                   --         --                 --             --      (3)               (3)
      Crude Oil Put Options                         200        200                 --             --      --                --

    Trading Activities
      Crude Oil and Natural Gas                      83         83                 --            101     101                --
      Future Sale of Gas Inventory                   --          6                  6              -     (11)              (11)

Foreign Currency Risk -
    Non-Trading Activities                            7          7                 --             --      (1)               (1)
    Trading Activities                               10         10                 --              5       5                --
                                            ------------------------------------------   --------------------------------------
      Total Derivatives                             300        306                  6            106      91               (15)
                                            ==========================================   ======================================

Financial Assets and Liabilities
      Long-Term Debt                             (4,259)    (4,503)              (244)        (3,089) (3,316)             (227)
                                            ==========================================   ======================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and cash equivalents, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

(b)      COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We generally sell our crude oil and natural gas under short-term market based contracts.


FUTURE SALE OF OIL AND GAS PRODUCTION

In 2003, we entered into WTI and NYMEX gas forward contracts for a 12 month period. These forward contracts fixed our oil and gas prices at the contract prices for the hedge volumes, less applicable price differentials. Since actual prices during the contract period were higher than the fixed prices we received, our return was lower than it would have been without these contracts in place. These contracts expired in March 2004.

CRUDE OIL PUT OPTIONS

We purchased WTI put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43 per barrel in 2005 and US$38 in 2006 at a cost of $144 million. The WTI put options are stated at fair value and included in deferred charges and other assets as they settle beyond 12 months of the balance sheet date. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                  NOTIONAL                              AVERAGE                MARKET
                                   VOLUMES              TERM         PRICE (WTI)                VALUE
-------------------------------------------------------------------------------- ---------------------
                                  (bbls/d)                             (US$/bbl)       (Cdn$ millions)
Crude Oil WTI Put Options           30,000              2005                 44                    57
                                    20,000              2005                 43                    33
                                    10,000              2005                 41                    12
                                    30,000              2006                 39                    53
                                    20,000              2006                 38                    32
                                    10,000              2006                 36                    13
                                                                                       ---------------
                                                                                                  200
                                                                                       ===============

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS

We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock-in our margins. The physical and financial commodity contracts (derivative contracts) are stated at market value. The $83 million fair value of the contracts has been recognized in net income.

FUTURE SALE OF GAS INVENTORY

We have certain NYMEX futures contracts and swaps in place, which effectively lock-in our margins on the future sale of our natural gas inventory in storage. We have designated, in writing, some of these derivative contracts as cash flow hedges of the future sale of our storage inventory. As a result, gains and losses on these designated futures contracts and swaps are recognized in net income when the inventory in storage is sold. The principal terms of these outstanding contracts and the unrecognized gains and losses at December 31, 2004 are:

                                                 HEDGED                        AVERAGE   UNRECOGNIZED
                                                VOLUMES            MONTH         PRICE           GAIN
------------------------------------------------------------------------------------------------------
                                                 (mmcf)                       (US$/mcf) (Cdn$ millions)
NYMEX Natural Gas Futures                         3,740     January 2005         6.825              2
                                                  5,660    February 2005          6.53              2

NYMEX Natural Gas Fixed Price Swaps               1,000     January 2005         7.147              1
                                                    500    February 2005         6.987              1
                                                                                          ------------
                                                                                                    6
                                                                                          ============

(c) FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We designate our US-dollar debt as a hedge against our net investment in self-sustaining foreign operations. The US-dollar debt issued in November 2003 to re-finance existing designated US-dollar debt was designated as part of the hedge in February 2004. In December 2004, we drew US$1,500 million against term credit facilities established for our North Sea acquisition. This amount has been designated as a hedge of our investment in our self-sustaining foreign operations.


TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. We enter into forward contracts to sell US dollars. When combined with certain commodity sales contracts, either physical or financial, these forward contracts allow us to lock-in our margins on the future sale of crude oil and natural gas. The fair value of our US dollar forward contracts at December 31, 2004 was $10 million (2003 - $5 million). This fair value has been recognized in net income and settles within one year.

(d)   TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative instruments held by our marketing operation are equal to fair value as we use mark-to-market accounting, and are as follows at December 31:

(Cdn $millions)                                                                2004            2003
------------------------------------------------------------------------------------ ---------------
Accounts Receivable                                                             177            102
Deferred Charges and Other Assets 1                                              91             63
                                                                             -----------------------
    Total Derivative Contract Assets                                            268            165
                                                                             =======================

Accounts Payable and Accrued Liabilities                                        129             34
Deferred Credits and Other Liabilities (1)                                       46             25
                                                                             -----------------------
    Total Derivative Contract Liabilities                                       175             59
                                                                             =======================

    Total Derivative Contract Net Assets                                         93            106
                                                                             =======================

Note:
(1) These derivative instruments settle beyond 12 months and are considered non-current.

6.       LONG-TERM DEBT

                                                                                2004            2003
------------------------------------------------------------------------------------ ---------------
Acquisition Credit Facilities (US$1,500 million drawn) (a)                    1,806               --
Term Credit Facilities (US$72 million drawn) (b)                                 87               --
Notes, due 2004 (c)                                                              --              291
Debentures, due 2006                                                             93               98
Medium Term Notes, due 2007                                                     150              150
Medium Term Notes, due 2008                                                     125              125
Notes, due 2013 (US$500 million)                                                602              646
Notes, due 2028 (US$200 million)                                                241              258
Notes, due 2032 (US$500 million)                                                602              646
Subordinated Debentures, due 2043 (US$460 million)                              553              594
Preferred Securities, due 2048 (US$217 million) (d)                              --              281
                                                                             -----------------------
                                                                              4,259            3,089
Less: Current Portion of Long-Term Debt                                          --              572
                                                                             -----------------------
                                                                              4,259            2,517
                                                                             =======================

(a)      ACQUISITION CREDIT FACILITIES

Nexen has committed, unsecured, non-revolving credit facilities totalling US$2 billion. The credit facilities included a bridge facility in the amount of US$1.5 billion, which was advanced on December 1, 2004 and used to fund a portion of the purchase price for the acquisitions of EnCana (UK) Limited and a development facility in the amount of US$500 million, which may be drawn upon to finance a portion of our share of the costs for the development and operation of the acquired assets.

The credit facilities provide that the bridge facility shall not exceed US$750 million by November 2005 with the balance to be repaid by May 2007. The credit facilities also provide that the development facility be repaid by November 2007, unless this date is extended to May 2008. Optional repayments may be made by Nexen at any time with notice. Borrowings are available as US-dollar base rate loans, LIBOR-based loans, Canadian bankers's acceptances and Canadian prime rate loans. Interest is payable monthly at a floating rate. During 2004, the weighted average interest rate on the acquisitions credit facilities was 3.2%.

Amounts due November 2005 with respect to the acquisition bridge facility have not been included in current liabilities as we are able to refinance this amount with our unsecured syndicated term credit facilities, if need be.

(b)      TERM CREDIT FACILITIES

Nexen has committed, unsecured, revolving term credit facilities totalling $1,656 million, $410 million of which is available until 2008 and $1,246 million until 2009. At December 31, 2004, US$72 million was drawn on these facilities. The lenders have the option to extend the terms annually. Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime loans or US-dollar base rate loans. Interest is payable monthly at a floating rate. During 2004, the weighted average interest rate was 3.2% (2003 - 2.0%).

(c)      NOTES, DUE 2004

During February 2004, we repaid US$225 million of notes.

(d)      PREFERRED SECURITIES, DUE 2048

During March 1998, we issued US$217 million of preferred securities. The securities were redeemed at par on February 9, 2004. Interest was payable quarterly at a rate of 9.375%. (E) INTEREST EXPENSE

                                                             THREE MONTHS              TWELVE MONTHS
                                                           ENDED DECEMBER 31          ENDED DECEMBER 31
                                                          2004          2003         2004          2003
--------------------------------------------------------------- ------------- ------------ -------------
Long-Term Debt                                               46           54          182          204
Other                                                         3            1           12            8
                                                          ----------------------------------------------
Total                                                        49           55          194          212
   Less: Capitalized                                        (24)        (12)          (51)         (43)
                                                          ----------------------------------------------
                                                             25           43          143          169
                                                          ==============================================

Capitalized interest relates to and is included as part of the cost of oil and gas and Syncrude properties. The capitalization rates are based on our weighted-average cost of borrowings.

7.       ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment are as follows:

                                                             THREE MONTHS              TWELVE MONTHS
                                                           ENDED DECEMBER 31          ENDED DECEMBER 31
                                                          2004          2003         2004          2003
-----------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                              327          360           323             390
    Obligations Assumed with Development Activities           2            3            12               6
    Obligations Assumed with Business Acquisition           134           0-           134              --
    Obligations Discharged with Disposed Properties          --          (27)           (4)            (27)
    Expenditures Made on Asset Retirements                  (21)          (5)          (31)            (20)
    Accretion                                                 5            6            17              22
    Revisions to Estimates                                   24           (8)           24             (19)
    Effect of Foreign Exchange                               (3)         (6)            (7)            (29)
                                                          -------------------------------------------------
Balance at End of Period (1)                                468          323           468             323
                                                          =================================================

Note:
(1) Obligations due within 12 months of $47 million (2003 - $18 million) have been included in accounts payable and accrued liabilities.

Our total estimated undiscounted asset retirement obligations amount to $770 million ($514 million - December 31, 2003). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.7%. Approximately $121 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

8.       SHAREHOLDERS' EQUITY

(a)      STOCK OPTIONS

In May 2004, our shareholders approved the modification of our stock option plan to a tandem option plan by including a cash feature. The tandem options give the holders a right to either purchase common shares at the exercise price or to receive cash payments equal to the excess of the market value of the common shares over the exercise price.

Similar to our stock appreciation rights, we use the intrinsic-value method to recognize compensation expense associated with our tandem options. Obligations are accrued on a graded vesting basis and represent the difference between the market value of our common shares and the exercise price of the options. The obligations are revalued each reporting period based on the change in the market value of our common shares and the number of graded vested options outstanding.

Upon modification of the stock option plan, we were required to recognize an obligation for our tandem options. This obligation represented the difference between the market value of our common shares and the weighted-average exercise price of the options. As a result, we recognized an obligation of $85 million for the graded vested portion of the 6.3 million outstanding options on June 30, 2004. In the second quarter, a one-time, non-cash charge of $82 million was included in general and administrative expense, net of $3 million previously expensed in respect of our original stock options.

Following the introduction of the Job Creation Act in the U.S., stock options awarded to our US employees on or after December 1, 2004 do not include a tandem option cash feature. We use the fair-value method to recognize compensation expense associated with these options. The expense is recognized over the vesting period of the options with a corresponding increase to contributed surplus. This resulted in compensation expense in 2004 of $0.1 million which was included in general and administrative expense.

(b) PRO FORMA NET INCOME (LOSS) - FAIR VALUE METHOD OF ACCOUNTING FOR STOCK OPTIONS

The following shows pro forma net income and earnings per common share had we applied the fair-value method to account for all stock options outstanding that were granted up to December 31, 2002. Stock options granted after that date have been expensed as general and administrative costs.

                                                                     THREE MONTHS        TWELVE MONTHS
                                                                ENDED DECEMBER 31    ENDED DECEMBER 31
                                                                             2003                 2003
-------------------------------------------------------------------------------------------------------
Fair Value of Stock Options Granted                                             6                   25
Less: Fair Value of Stock Options Expensed                                     (1)                  (1)
                                                                ---------------------------------------
                                                                                5                   24

Net Income (Loss)
    As Reported                                                               (86)                 578
                                                                ---------------------------------------
    Pro Forma                                                                 (91)                 554
                                                                =======================================

Earnings per Common Share ($/share)
    Basic as Reported                                                       (0.69)                4.67
                                                                =======================================
    Pro Forma                                                               (0.73)                4.48
                                                                =======================================

    Diluted as Reported                                                     (0.68)                4.63
                                                                =======================================
    Pro Forma                                                               (0.72)                4.44
                                                                =======================================

(c)      DIVIDENDS

Dividends per common share for the three months ended December 31, 2004 were $0.10 (2003 - $0.10). Dividends per common share for the twelve months ended December 31, 2004 were $0.40 (2003 - $0.325).

9.        EARNINGS PER COMMON SHARE

We calculate basic earnings per common share from continuing operations using net income from continuing operations divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                    THREE MONTHS              TWELVE MONTHS
                                                                  ENDED DECEMBER 31          ENDED DECEMBER 31
(millions of shares)                                             2004          2003         2004          2003
---------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding            129.1         124.8        128.6         123.8
Shares issuable pursuant to stock options                         6.2           8.1          6.5           6.2
Shares to be purchased from proceeds of stock options            (4.5)         (6.3)        (4.8)         (5.1)
                                                                -----------------------------------------------
Weighted-average number of diluted common shares outstanding    130.8         126.6        130.3         124.9
                                                                ===============================================

In calculating the weighted-average number of diluted common shares outstanding we excluded 694,400 options (2003 - 624,500) for the three months ending December 31, 2004 and 174,100 options (2003 - 2,817,023) for the twelve months ending December 31, 2004 because their exercise price was greater than the average common share market price during those periods. During the periods presented, outstanding stock options were the only potential dilutive instruments.

10.      CASH FLOWS

(a)      CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                               THREE MONTHS              TWELVE MONTHS
                                                             ENDED DECEMBER 31         ENDED DECEMBER 31
                                                            2004          2003          2004        2003
---------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment         212           448           744         995
Stock Based Compensation                                     (26)           (4)           74          --
Gain on Disposition of Assets                                (20)           --           (24)         --
Future Income Taxes                                           67          (103)          119         (73)
Unrealized Gains on Crude Oil Put Options                    (56)           --           (56)         --
Non-Cash Items included in Discontinued Operations            --             3             9          60
Unamortized Issue Costs on Preferred Securities Redemption    --            28            11          28
Other                                                         31            19            26           8
                                                            ---------------------------------------------
                                                             208           391           903       1,018
                                                            =============================================
(b)      CHANGES IN NON-CASH WORKING CAPITAL

                                                               THREE MONTHS              TWELVE MONTHS
                                                             ENDED DECEMBER 31         ENDED DECEMBER 31
                                                            2004          2003        2004          2003
---------------------------------------------------------------------------------------------------------
   Accounts Receivable                                      (320)         (455)         (454)       (488)
   Inventories and Supplies                                   40           (60)         (106)        (45)
   Other Current Assets                                        7           (36)           44         (59)
   Accounts Payable and Accrued Liabilities                  390           368           650         242
   Other                                                      (3)           26           (12)         12
                                                            ---------------------------------------------
                                                             114          (157)          122        (338)
                                                            =============================================

Relating to:
   Operating Activities                                      (23)         (155)         (122)       (320)
   Investing Activities                                      137            (2)          244         (18)
                                                            ---------------------------------------------
Total                                                        114          (157)          122        (338)
                                                            =============================================
(c)      OTHER CASH FLOW INFORMATION

                                                               THREE MONTHS              TWELVE MONTHS
                                                             ENDED DECEMBER 31         ENDED DECEMBER 31
                                                            2004          2003          2004        2003
---------------------------------------------------------------------------------------------------------
Interest Paid                                                 47            30           190         197
Income Taxes Paid                                             67            56           249         211
                                                            ---------------------------------------------

Other operating activity cash flows for the three and twelve months ended December 31, 2004 include $144 million for the purchase of crude oil put options.

11.      MARKETING AND OTHER

                                                                                   THREE MONTHS              TWELVE MONTHS
                                                                                 ENDED DECEMBER 31          ENDED DECEMBER 31
                                                                                2004          2003          2004         2003
------------------------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                                           220           152           623          568
Unrealized Gains on Crude Oil Put Options                                         56            --            56           --
Interest                                                                           4             3            12            9
Foreign Exchange Gains (Losses)                                                  (19)           (2)          (13)           6
Gains on Disposition of Assets (1)                                                20            --            24           --
Other (2)                                                                          9             6            27           27
                                                                         -----------------------------------------------------
                                                                                 290           159           729          610
                                                                         =====================================================

Notes:

(1) In 2004, gains on dispositions of assets resulted from the sale of minor oil and gas assets by our Canadian oil and gas business.

(2) In 2004, other includes $10 million (2003 - $12 million) of business interruption proceeds received from our insurers. The proceeds result from damage sustained in the Gulf of Mexico during tropical storm Isidore and Hurricane Lili in the third and fourth quarters of 2002.

12.      DISCONTINUED OPERATIONS

During the fourth quarter of 2004, we concluded production from our Buffalo field, offshore Australia as anticipated. The results of our operations in Australia have been treated as discontinued operations, as we have no plans to continue operations in the country. Scheduled remediation and abandonment of the field has commenced and is expected to be complete by the end of 2005. We expect no gain or loss on abandonment as the expected asset retirement obligations have been fully accrued.

During the third quarter of 2003, we sold certain non-core conventional light oil properties in southeast Saskatchewan in Canada. Net proceeds were $268 million and there was no gain or loss on the sale.

The results of operations from these properties in Australia and Canada are detailed below and shown as discontinued operations in our Unaudited Consolidated Statement of Income.

                                                               THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                                DECEMBER 31, 2004                 DECEMBER 31, 2003
                                                                        AUSTRALIA        AUSTRALIA        CANADA        TOTAL
------------------------------------------------------------------------------------------------------------------------------
Revenues
    Net Sales                                                                  26               --            --           --
Expenses
    Operating                                                                  22               --            --           --
    Depreciation, Depletion, Amortization and Impairment                       --                3            --            3
                                                                     -------------    ----------------------------------------
Income (Loss) before Income Taxes                                               4               (3)           --           (3)
    Current Income Taxes                                                       --               (1)           --           (1)
                                                                     -------------    ----------------------------------------
Net Income (Loss) from Discontinued Operations                                  4               (2)           --           (2)
                                                                     =============    ========================================

Earnings Per Common Share ($/share)
   Basic (Note 9)                                                            0.03            (0.02)           --        (0.02)
                                                                     =============    ========================================
   Diluted (Note 9)                                                          0.03            (0.02)           --        (0.02)
                                                                     =============    ========================================

                                                              TWELVE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                DECEMBER 31, 2004                 DECEMBER 31, 2003
                                                                        AUSTRALIA        AUSTRALIA        CANADA        TOTAL
------------------------------------------------------------------------------------------------------------------------------
Revenues
    Net Sales                                                                  75               64            66          130
Expenses
    Operating                                                                  53               30            16           46
    Depreciation, Depletion, Amortization and Impairment                        9               22            20           42
    Exploration                                                                --                1             1            2
                                                                     -------------    ----------------------------------------
Income before Income Taxes                                                     13               11            29           40
    Current Income Taxes                                                       --               (4)           --           (4)
    Future Income Taxes                                                        --                2            14           16
                                                                     -------------    ----------------------------------------
Net Income from Discontinued Operations                                        13               13            15           28
                                                                     =============    ========================================

Earnings Per Common Share ($/share)
   Basic (Note 9)                                                            0.10             0.10          0.12         0.22
                                                                     =============    ========================================
   Diluted (Note 9)                                                          0.10             0.10          0.12         0.22
                                                                     =============    ========================================

Assets and liabilities on the Unaudited Consolidated Balance Sheet include the following amounts for our discontinued operations in Australia. There are no assets and liabilities associated with our Saskatchewan properties on our Unaudited Consolidated Balance Sheet at December 31, 2004 and 2003.

                                                                                                  DECEMBER 31    DECEMBER 31
                                                                                                         2004           2003
-----------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                                                  1               2
Accounts Receivable                                                                                        8               8
Inventories and Supplies                                                                                  --              13
Other Current Assets                                                                                       1               1
Property, Plant and Equipment                                                                             --               4
Accounts Payable and Accrued Liabilities                                                                  25               1
Asset Retirement Obligations                                                                              --              34
                                                                                              -------------------------------

13.      COMMITMENTS AND CONTINGENCIES

As described in Note 10 to the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

14.      PENSION AND OTHER POST RETIREMENT BENEFITS

(a)      NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED PENSION PLANS

                                                                                   THREE MONTHS              TWELVE MONTHS
                                                                                 ENDED DECEMBER 31         ENDED DECEMBER 31
                                                                                2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees                                           2             1             8           7
    Interest Cost on Benefits Earned                                               3             2            12          11
    Expected Return on Plan Assets                                                (2)           (2)          (11)         (8)
    Net Amortization and Deferral                                                  1            --             1          --
                                                                         ----------------------------------------------------
                                                                                   4             1            10          10
                                                                         ----------------------------------------------------

Syncrude
    Cost of Benefits Earned by Employees                                          --            --             3           3
    Interest Cost on Benefits Earned                                               2             1             5           4
    Expected Return on Plan Assets                                                (1)           --            (4)         (3)
    Net Amortization and Deferral                                                  1             1             1           1
                                                                         ----------------------------------------------------
                                                                                   2             2             5           5
                                                                         ----------------------------------------------------
Total                                                                              6             3            15          15
                                                                         ====================================================


15.      DEFERRED CHARGES AND OTHER ASSETS

                                                                                                            2004        2003
-----------------------------------------------------------------------------------------------------------------------------
Crude Oil Put Options (Note 5)                                                                               200          --
Long Term Marketing Derivative Contracts (Note 5)                                                             91          63
Defined Benefit Pension Plan Asset                                                                            13          15
Deferred Financing Costs                                                                                      67          62
Other                                                                                                         58          24
                                                                                                    -------------------------
                                                                                                             429         164
                                                                                                    =========================

16.      OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 15 to the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K.

THREE MONTHS ENDED DECEMBER 31, 2004

                                                                                                             CORPORATE
                                                                                                                   AND
(Cdn$ millions)                                    OIL AND GAS                        SYNCRUDE(1)  CHEMICALS      OTHER   TOTAL
-------------------------------------------------------------------------------------------------------------------------------
                                                                  OTHER
                                                                COUNTRIES
                              YEMEN   CANADA      US    UK(2)       (3)    MARKETING
                              ------------------------------------------------------

Net Sales                        242     161     230      36         20           4          78          95        --      866
Marketing and Other                2      22(4)    1      --          2         220          --           2        41(5)   290
                              -------------------------------------------------------------------------------------------------
Total Revenues                   244     183     231      36         22         224          78          97        41    1,156
Less: Expenses
Operating                         29      38      25       6          1           4          35          59        --      197
Depreciation, Depletion,
 Amortization and Impairment      46      50      73      18          4           2           5           9         5      212
Transportation and Other           3       5      --      --         --         128           4          13        11      164
General and Administrative (6)     2       1       2      --          8          20           1           3        15       52
Exploration                       --       8      85       3         42(7)       --          --          --        --      138
Interest                          --      --      --      --         --          --          --          --        25       25
                              -------------------------------------------------------------------------------------------------
Income (Loss) from
 Continuing Operations
  before Income Taxes            164      81      46       9        (33)         70          33          13       (15)     368
                              ========================================================================================
Less: Provision for (Recovery
 of) Income Taxes (8)                                                                                                      126
                                                                                                                        -------
Net Income (Loss) from                                                                                                     242
 Continuing Operations
Add: Net Income from
 Discontinued Operations (9)                                                                                                 4
                                                                                                                        -------
Net Income (Loss)                                                                                                          246
                                                                                                                        =======

Identifiable Assets              564   1,979   1,359   4,446        218       2,030(10)     912         497       378   12,383
                              =================================================================================================

Capital Expenditures
 Development and Other            91     184      68      53         16           1          59          11         14     497
 Exploration                       8      33      78       4         25          --          --          --        --      148
 Proved Property Acquisitions     --       4      --      --         --          --          --          --        --        4
                              -------------------------------------------------------------------------------------------------
                                  99     221     146      57         41           1          59          11        14      649
                              =================================================================================================

Property, Plant and Equipment
 Cost                          2,038   3,463   2,249   3,499        535         157       1,030         815       201   13,987
  Less: Accumulated DD&A       1,550   1,615   1,037      16        408          64         155         409        90    5,344
                              -------------------------------------------------------------------------------------------------
 Net Book Value                  488   1,848   1,212   3,483        127          93         875         406       111    8,643
                              =================================================================================================

Goodwill
 Cost                             --      --      --     339         --          60          --          --        --      399
  Less: Accumulated DD&A          --      --      --      --         --          24          --          --        --       24
                              -------------------------------------------------------------------------------------------------
 Net Book Value                   --      --      --     339         --          36          --          --        --      375
                              =================================================================================================

Notes:

(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at December 31, 2004 includes mineral rights of $6 million.

(2)  On December 1, 2004 we acquired EnCana (U.K.) Limited (see note 2).

(3) Includes results of operations from producing activities in Nigeria and Colombia.

(4)  Includes gains on dispositions from the sale of minor oil and gas assets.

(5) Includes interest income of $4 million and foreign exchange losses of $19 million and unrealized mark-to-market gains on crude oil put options of $56 million.

(6) Includes a $24 million decrease in our stock based compensation obligations revalued each reporting period based on the change in the market value of our common shares.

(7)  Includes exploration activities primarily in Nigeria.

(8)  Includes Yemen cash taxes of $59 million.

(9) In the fourth quarter of 2004 we concluded production activities in Australia. These results are shown as discontinued operations (note 12).

(10) Approximately 81% of Marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2004

                                                                                                                CORPORATE
                                                                                                                      AND
(Cdn$ millions)                                       OIL AND GAS                        SYNCRUDE(1)  CHEMICALS      OTHER   TOTAL
-----------------------------    -------------------------------------------------------------------------------------------------
                                                                     OTHER
                                                                   COUNTRIES
                                  YEMEN  CANADA      US    UK(2)       (3)    MARKETING
                                 ------------------------------------------------------

Net Sales                           921     622     811      36         73          14        321         378        --    3,176
Marketing and Other                   5      28(4)   11      --          2         623         --           5        55(5)   729
                                 -------------------------------------------------------------------------------------------------
Total Revenues                      926     650     822      36         75         637        321         383        55    3,905
Less: Expenses
Operating                           109     156     106       6          7          16        125         237        --      762
Depreciation, Depletion,
 Amortization and Impairment        169     198     258      18         18          10         18          37        18      744
Transportation and Other              5      15      --      --         --         466         12          41        25      564
General and Administrative(6)         4      42      30      --         47          58          1          28        89      299
Exploration                           2      21     138       3         82(7)       --         --          --        --      246
Interest                             --      --      --      --         --          --         --          --       143      143
                                 -------------------------------------------------------------------------------------------------
Income (Loss) from
 Continuing Operations
  before Income Taxes               637     218     290       9        (79)         87        165          40      (220)   1,147
                                 =======================================================================================
Less: Provision for (Recovery
 of) Income Taxes(8)                                                                                                         367
                                                                                                                          -------
Net Income (Loss) from                                                                                                       780
 Continuing Operations
Add: Net Income from
 Discontinued Operations(9)                                                                                                   13
                                                                                                                          -------
Net Income (Loss)                                                                                                            793
                                                                                                                          =======

Identifiable Assets                 564   1,979   1,359   4,446        218       2,030(10)    912         497       378   12,383
                                 =================================================================================================

Capital Expenditures
 Development and Other              267     491     267      53         24           4        214          58        33    1,411
 Exploration                         19      46     133       4         64          --         --          --        --      266
 Proved Property Acquisitions        --       4      --      --         --          --         --          --        --        4
                                 -------------------------------------------------------------------------------------------------
                                    286     541     400      57         88           4        214          58        33    1,681
                                 =================================================================================================

Property, Plant and Equipment
 Cost                             2,038   3,463   2,249   3,499        535         157      1,030         815       201   13,987
  Less: Accumulated DD&A          1,550   1,615   1,037      16        408          64        155         409        90    5,344
                                 -------------------------------------------------------------------------------------------------
 Net Book Value                     488   1,848   1,212   3,483        127          93        875         406       111    8,643
                                 =================================================================================================

Goodwill
 Cost                                --      --      --     339         --          60         --          --        --      399
  Less: Accumulated DD&A             --      --      --      --         --          24         --          --        --       24
                                 -------------------------------------------------------------------------------------------------
 Net Book Value                      --      --      --     339         --          36         --          --        --      375
                                 =================================================================================================

Notes:

(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at December 31, 2004 includes mineral rights of $6 million.

(2)  On December 1, 2004 we acquired EnCana (U.K.) Limited (see Note 2).

(3) Includes results of operations from producing activities in Nigeria and Colombia

(4)  Includes gains on dispositions from the sale of minor oil and gas assets.

(5) Includes interest income of $12 million, foreign exchange losses of $13 million and unrealized mark-to-market gains on crude oil put options of $56 million.

(6) Includes a one-time charge of $82 million related to the modification of our stock option plan as discussed in Note 8 and a $15 million decrease in our stock based compensation obligations revalued each reporting period based on the change in the market value of our common shares.

(7)  Includes exploration activities primarily in Nigeria and Colombia.

(8)  Includes Yemen cash taxes of $227 million.

(9) In the fourth quarter of 2004, we concluded production activities in Australia. These results are shown as discontinued operations (Note 12).

(10) Approximately 81% of Marketing's identifiable assets are accounts receivable and inventories.

THREE MONTHS ENDED DECEMBER 31, 2003(1)

                                                                                                            CORPORATE
                                                                                                                  AND
(Cdn$ millions)                                         OIL AND GAS                 SYNCRUDE(2)  CHEMICALS      OTHER    TOTAL
-----------------------------    ------------------------------------------------------------------------------------------------
                                                               OTHER
                                                             COUNTRIES
                                  YEMEN  CANADA(3)     US        (4)    MARKETING
                                 ------------------------------------------------
Net Sales                           207      134      158         14           3          53           91          -       660
Marketing and Other                   2        3       --         --         152          --            1          1(5)    159
                                 -----------------------------------------------------------------------------------------------
Total Revenues                      209      137      158         14         155          53           92          1       819
Less: Expenses
Operating                            27       36       20          2           5          32           59         --       181
Depreciation, Depletion,
 Amortization and Impairment         44      323(6)    49          9           6           4            9          4       448
Transportation and Other              2        4       (1)(7)     --          79           4           15         29       132
General and Administrative            2        5        5          4          15          --            5         28        64
Exploration                          12        3       47         29(8)       --          --           --         --        91
Interest                             --       --       --         --          --          --           --         43        43
                                 -----------------------------------------------------------------------------------------------
Income (Loss) from
 Continuing Operations
  before Income Taxes               122     (234)      38        (30)         50          13            4       (103)     (140)
                                 ====================================================================================
Less: Provision for (Recovery
 of) Income Taxes(9)                                                                                                       (56)
                                                                                                                        --------
Net Income (Loss) from                                                                                                     (84)
 Continuing Operations
Add: Net Income from
 Discontinued Operations(1)                                                                                                 (2)
                                                                                                                        --------
Net Income (Loss)                                                                                                          (86)
                                                                                                                        ========

Identifiable Assets                 574    2,176    1,446        197       1,518 11      719          475        612     7,717
                                 ===============================================================================================

Capital Expenditures
 Development and Other               65       59       72         --           1          59           18         13       287
 Exploration                         15        4       42         49          --          --           --         --       110
 Proved Property Acquisitions        --       --       --         --          --          --           --         --        --
                                 -----------------------------------------------------------------------------------------------
                                     80       63      114         49           1          59           18         13       397
                                 ===============================================================================================

Property, Plant and Equipment
 Cost                             1,898    2,951    2,153        534         158        821           774        168    9,457
  Less: Accumulated DD&A          1,497    1,460      887        410          57        144           381         71    4,907
                                 -----------------------------------------------------------------------------------------------
 Net Book Value                     401    1,491    1,266        124         101        677           393         97    4,550
                                 ===============================================================================================

Goodwill
 Cost                                         --       --         --          60         --            --         --       60
  Less: Accumulated DD&A                      --       --         --          24         --            --         --       24
                                 -----------------------------------------------------------------------------------------------
 Net Book Value                               --       --         --          36         --            --         --       36
                                 ===============================================================================================

Notes:

(1)  Restated to give effect to a change in accounting principles.

(2) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at December 31, 2003 includes mineral rights of $6 million.

(3) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 12).

(4) Includes results of operations from producing activities in Nigeria and Colombia.

(5) Includes interest income of $3 million and foreign exchange losses of $2 million.

(6)  Includes impairment charge of $269 million.

(7) Includes the recovery of previously incurred property damage costs from our insurers. The costs were incurred to repair damage caused by Hurricane Lili.

(8) Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.

(9)  Includes Yemen cash taxes of $51 million.

(10) In the fourth quarter of 2004 we concluded production activities in Australia. These results are shown in discontinued operations (see Note
     12).

(11) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2003 1

                                                                                                              CORPORATE
                                                                                                                    AND
(Cdn$ millions)                                           OIL AND GAS                 SYNCRUDE(2)  CHEMICALS      OTHER     TOTAL
-------------------------------    ------------------------------------------------------------------------------------------------
                                                                 OTHER
                                                               COUNTRIES
                                    YEMEN  CANADA(3)     US        (4)    MARKETING
                                   ------------------------------------------------
Net Sales                             827     609       707          65         21         240          375          --      2,844
Marketing and Other                     6       5        14          --        568          --            2          15(5)     610
                                   ------------------------------------------------------------------------------------------------
Total Revenues                        833     614       721          65        589         240          377          15      3,454
Less: Expenses
Operating                              92     143        86          15         22         123          240          --        721
Depreciation, Depletion.
 Amortization and Impairment          168     490(6)    207          38         15          14           46          17        995
Transportation and Other                5       4        --          --        398          11           42          29        489
General and Administrative              5      27        13          20         43           1           21          60        190
Exploration                            17      34        89          59(7)      --          --           --          --        199
Interest                               --      --        --          --         --          --           --         169        169
                                   ------------------------------------------------------------------------------------------------
Income (Loss) from
 Continuing Operations
  before Income Taxes                 546     (84)      326         (67)       111          91           28        (260)       691
                                   =====================================================================================
Less: Provision for (Recovery
 of) Income Taxes(8)                                                                                                           141
                                                                                                                            ------
Net Income (Loss) from                                                                                                         550
 Continuing Operations
Add: Net Income from
 Discontinued Operations (3),(9)                                                                                                28
                                                                                                                            ------
Net Income (Loss)                                                                                                              578
                                                                                                                            ======

Identifiable Assets                   574   2,176     1,446         197      1,518(10)     719          475         612      7,717
                                   ================================================================================================

Capital Expenditures
 Development and Other                219     259       249          25          1         195           24          29      1,001
 Exploration                           34      51       147          97         --          --           --          --        329
 Proved Property Acquisitions          --      --       164(11)      --         --          --           --          --        164
                                   ------------------------------------------------------------------------------------------------
                                      253     310       560         122          1         195           24          29      1,494
                                   ================================================================================================

Property, Plant and Equipment
 Cost                               1,898   2,951     2,153         534        158         821          774         168      9,457
  Less: Accumulated DD&A            1,497   1,460       887         410         57         144          381          71      4,907
                                   ------------------------------------------------------------------------------------------------
 Net Book Value                       401   1,491     1,266         124        101         677          393          97      4,550
                                   ================================================================================================

Goodwill
 Cost                                  --      --        --          --         60          --           --          --         60
  Less: Accumulated DD&A               --      --        --          --         24          --           --          --         24
                                   ------------------------------------------------------------------------------------------------
 Net Book Value                        --      --        --          --         36          --           --          --         36
                                   ================================================================================================

Notes:

(1)  Restated to give effect to a change in accounting principles.

(2) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at December 31, 2003 includes mineral rights of $6 million.

(3) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 12).

(4) Includes results of operations from producing activities in Nigeria and Colombia.

(5) Includes interest income of $9 million and foreign exchange gains of $6 million.

(6)  Includes impairment charge of $269 million.

(7) Includes exploration activities primarily in Nigeria, Colombia, Brazil and Equatorial Guinea.

(8) Includes Yemen cash taxes of $201 million and a $76 million future income tax recovery due to tax rate reductions for Canadian resource activities.

(9) In the fourth quarter of 2004, we concluded production activities in Australia. These results are shown as discontinued operations (see Note
     12).

(10 Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories. 11 On March 27, 2003, we acquired the residual 40% interest in Aspen in the Gulf of Mexico for US$109 million.